TEMPORARY WAIVER OF THE SECURITY AGREEMENT
AND
SECOND AMENDMENT TO
STOCK PURCHASE AGREEMENT
BETWEEN
FLINT TELECOM GROUP, INC. AND
CHINA VOICE HOLDING CORP.

This SECOND AMENDMENT dated May 1, 2009 is to temporarily waive the Security Agreement by and between Flint and CHVC dated January 29, 2009 (the “Security Agreement”) and certain terms and conditions to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) by and between Flint Telecom Group, Inc. (“Flint”) and China Voice Holding Corp., A Nevada Corporation (“CHVC”) dated January 29, 2009.

Unless otherwise indicated, terms used herein that are defined in the Agreements shall have the same meanings herein as in the Agreements.

Effective as of May 1, 2009, the Security Agreement and the following security provision in the Stock Purchase Agreement, as hereinafter provided, shall be temporarily waived for so long as the two Promissory Notes issued by Flint  to Mr. Butler and Mr. Lavery are outstanding and not repaid:

Section1.02(c): The Note “.... shall be secured by 15,000,000 shares of CHVC common stock and the guarantee of Purchaser.”

Except as herein modified, all the terms and conditions of the above referenced Agreement, Schedules, Amendments and Exhibits shall remain in full force and effect.  In the event of any conflict between the Amendment and the Agreement, the provisions of this Amendment shall prevail.

The parties hereby agree that signatures transmitted and received via facsimile or other electronic means shall be treated for all purposes of this Amendment as original signatures and shall be deemed valid, binding and enforceable by and against both parties.

BOTH PARTIES HERETO REPRESENT THAT THEY HAVE READ THIS AMENDMENT, UNDERSTAND IT, AGREE TO BE BOUND BY ALL TERMS AND CONDITIONS STATED HEREIN, AND ACKNOWLEDGE RECEIPT OF A SIGNED, TRUE AND EXACT COPY OF THIS AMENDMENT.

IN WITNESS WHEREOF, the parties hereto have agreed to amend the terms and conditions of this Amendment on the day, month and year first written above.

Flint Telecom Group, Inc.                                                                                         China Voice Holding Corp.

/s/ Vincent Browne                                                                                             /s/ Bill Burbank
By: Vincent Browne, CEO                                                                                                 By: Bill Burbank, CEO

Date: May 1, 2009                                                                                      Date: May 1, 2009